UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2003

Commission File Number: 000-26041

F5 Networks, Inc.
 (Exact name of registrant as specified in its chapter)

Washington (State or other jurisdiction of incorporation or organization)	91-1714307 (I.R.S Employer Identification No.)

401 Elliott Avenue West
Seattle, WA 98119
(Address of principal executive offices and zip code)

(206) 272-5555
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits
SIGNATURES

On July 23, 2003, we filed a Form 8-K to announce our acquisition of substantially all of the assets of uRoam, Inc., which we refer to as uRoam. On September 15, 2003, we filed a Form 8-K/A to provide the financial statements of uRoam required by Item 7(a) of Form 8-K and the pro forma financial information required Item 7(b) of Form 8-K. The purpose of this Form 8-K is to provide updated pro forma financial information required by Rule 11-02(c) of Regulation S-X.

Item 7. Financial Statements and Exhibits

(b) Pro forma financial information

The following unaudited pro forma condensed combined consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of F5 Networks, Inc., or F5 Networks, and uRoam. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated financial information combines the consolidated statement of operations of F5 Networks for the year ended September 30, 2003 with uRoam’s unaudited statement of operations for the nine months ended June 30, 2003 and the unaudited statement of operations for the period July 1, 2003 through July 23, 2003, the effective date of the uRoam acquisition.

The unaudited pro forma condensed combined consolidated financial information is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma information, which is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods.

F5 Networks, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
for the Year Ended September 30, 2003
(in thousands, except per share amounts)

		uRoam
							F5 Networks
	F5 Networks		Period From				Year Ended
	Year Ended	Nine Months Ended	July 1, 2003 Through	Pro Forma			September 30, 2003
	September 30, 2003	June 30, 2003	July 23, 2003	Adjustments			Pro Forma

Net revenues	$115,895	$969	$48	$—			$116,912

Cost of net revenues	26,905	58	6	600	(a	)	27,569

Gross profit	88,990	911	42	(600)			89,343

Operating expenses

Selling, general and administrative	65,472	3,113	313	—			68,898

Research and development	19,246	2,148	140	—			21,534

Amortization of unearned compensation	83	—	—	—			83

Total	84,801	5,261	453	—			90,515

Income (loss) from operations	4,189	(4,350)	(411)	(600)			(1,172)

Other income (expense), net	751	(546)	—	24	(b	)	229

Income (loss) before income taxes	4,940	(4,896)	(411)	(576)			(943)

Provision for income taxes	853	—	—	—			853

Net income (loss) *	$4,087	$(4,896)	$(411)	$(576)			($1,796)

Net income (loss) per share – basic	$0.15						$(0.07)

Weighted average shares – basic	26,453						26,453

Net loss per share – diluted	$0.14						$(0.07)

Weighted average shares – diluted	28,220						26,453

*	The net loss reported for uRoam is the net loss from continuing operations.

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Unaudited Pro Forma Presentation

On July 23, 2003, we acquired substantially all of the assets and assumed certain liabilities of uRoam and its subsidiaries for cash of $25.0 million. We also incurred $2.4 million of direct transaction costs for a total purchase price of $27.4 million. We have hired substantially all of uRoam’s 20 employees consisting of product development, sales and service personnel. uRoam’s FirePass® server is a comprehensive remote access product that enables users to access applications in a secure fashion using industry standard Secured Socket Layer (SSL) technology. The acquisition of uRoam is intended to allow us to quickly enter the SSL Virtual Private Network (VPN) market, broaden our customer base and augment our existing product line.

The unaudited pro forma condensed combined consolidated financial information has been prepared to give effect to the acquisition, accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS No. 141). The purchase price allocation is based on management’s best estimate of the fair value of the assets acquired and liabilities assumed, which, based on facts and circumstances, are subject to change.

As a result of different fiscal year ends of F5 Networks and uRoam, financial information has been combined for different periods in the pro forma financial information. The unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2003 has been prepared to reflect the acquisition as if the acquisition occurred at the beginning of the period. Certain reclassifications have been made to conform uRoam’s historical and pro forma amounts to F5 Network’s financial statement presentation.

2. Acquisition by F5 Networks

We accounted for the acquisition under the purchase method of accounting in accordance with SFAS No. 141. Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. The fair value assigned to the tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions provided by management, and other information compiled by management, including an independent valuation, prepared by an independent valuation specialist that utilizes established valuation techniques appropriate for the technology industry. The purchase price allocation is as follows (in thousands):

Assets acquired

Accounts receivable, net	$335

Property and equipment	4

Developed technology	3,000

Goodwill	24,188

Total assets acquired	$27,527

Liabilities assumed

Accrued liabilities	$(29)

Deferred revenue	(125)

Total liabilities assumed	$(154)

Net assets acquired	$27,373

To determine the value of the developed technology, a combination of cost and market approaches were used. The cost approach required an estimation of the costs required to reproduce the acquired technology. The market approach measures the fair value of the technology through an analysis of recent comparable transactions. The $3.0 million allocated to developed technology will be amortized on a straight-line basis over an estimated useful life of five years. The $24.2 million allocated to goodwill will not be amortized but will be subject to at least an annual impairment test under the requirements of Statement of Financial Accounting Standards No. 142 “Goodwill and other Intangible Assets.”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

3. Pro Forma Adjustments

The unaudited pro forma adjustments reflect those matters that are a direct result of the transaction, which are factually supportable and, for pro forma adjustments to the pro forma condensed combined consolidated statements of operations, are expected to have continuing impact. The unaudited pro forma adjustments are as follows.

(a)  Cost of net revenues has been increased by $600,000 for the year ended September 30, 2003. The increase reflects additional amortization of developed technology acquired in the acquisition. The developed technology of $3.0 million has an estimated useful life of five years and has been reflected as if the acquisition occurred at the beginning of the period.

(b)  For the year ended September 30, 2003 other income (expense), net has been adjusted to eliminate $522,000. The decrease reflects the historical interest income that was earned on cash held by F5 Networks that was used to fund the acquisition.
  Additionally, other income (expense), net has been adjusted to eliminate $546,000 for the same respective periods for historical interest expense on uRoam’s short-term debt and capital lease obligations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 27th day of October, 2003.

F5 NETWORKS, INC.

By:	/s/ John McAdam John McAdam Chief Executive Officer and President

By:	/s/ Steven B. Coburn Steven B. Coburn Senior Vice President, Chief Financial Officer